                                                                     EXHIBIT 4.5

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of September 5, 2000, among CHAMPION ENTERPRISES, INC., a Michigan corporation (the "Company"), Genesis Home Centers, Limited Partnership, a Michigan limited partnership ("Genesis") Champion GP, Inc., a Michigan corporation ("GP" and together with Genesis, the "New Subsidiary Guarantors"), the Subsidiary Guarantors (the "Existing Subsidiary Guarantors") under the Indenture referred to below, and BANK ONE TRUST COMPANY, NA (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), a national banking association, as trustee under the indenture referred to below (the "Trustee").


                              W I T N E S S E T H :

         WHEREAS the Company and the Existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of May 3, 1999, as supplemented July 30, 1999, October 4, 1999 and February 10, 2000, providing for the issuance of an aggregate principal amount of up to $200,000,000 of 7 5/8% Senior Notes Due 2009 (the "Securities");

         WHEREAS the Company has determined for its benefit and for the benefit of the Securityholders to cause the New Subsidiary Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantors shall unconditionally guarantee all the Company's obligations under the Securities pursuant to a Subsidiary Guaranty substantially on the terms and conditions set forth herein; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture.


         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantors, the Company, the Existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

         1. Agreement to Guarantee. The New Subsidiary Guarantors hereby agree, jointly and severally with all other Subsidiary Guarantors, to unconditionally guarantee the Company's obligations under the Indenture and the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture.

         2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

         3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Trustee Makes No Representation. The Trustee makes no representation as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein, all of which recitals are made solely by the Company, the Existing Subsidiary Guarantors and the New Subsidiary Guarantors.

         5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         6. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                           CHAMPION ENTERPRISES, INC.,


                                           By:      /s/  John J. Collins, Jr.
                                              -------------------------------
                                           Name:  John J. Collins, Jr.
                                           Title:  Secretary


                                           EXISTING SUBSIDIARY GUARANTORS:

                                           A-1 HOMES GROUP, INC.
                                           ACCENT MOBILE HOMES, INC.
                                           ALPINE HOMES, INC.
                                           AMERICAN TRANSPORT, INC.
                                           ART RICHTER INSURANCE, INC.
                                           AUBURN CHAMP, INC.
                                           BRYAN MOBILE HOMES, INC.
                                           BUILDERS CREDIT CORPORATION


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                                CAC FUNDING CORPORATION
                                CAL-NEL, INC.
                                CARE FREE HOMES, INC.
                                CHI, INC. (F/K/A CARNIVAL HOMES,
                                 INC.)
                                CENTRAL MISSISSIPPI MANUFACTURED HOUSING, INC. CHAMPION FINANCIAL CORPORATION
                                CHAMPION HOME BUILDERS CO.
                                CHAMPION RETAIL, INC.(F/K/A
                                 CHAMPION HOME CENTERS, INC.)
                                CHAMPION HOME COMMUNITIES, INC.
                                CHAMPION MOTOR COACH, INC.
                                CHANDELEUR HOMES, INC.
                                CLIFF AVE. INVESTMENTS, INC.
                                COLONIAL HOUSING, INC.
                                COUNTRY ESTATES HOMES, INC.
                                COUNTRYSIDE HOMES, INC.
                                CRESTPOINTE FINANCIAL SERVICES,
                                 INC.
                                CREST RIDGE HOMES, INC.
                                DUTCH HOUSING, INC.
                                FACTORY HOMES OUTLET, INC.
                                FLEMING COUNTY INDUSTRIES, INC.
                                GATEWAY ACCEPTANCE CORP.
                                GATEWAY MOBILE & MODULAR HOMES, INC.
                                GATEWAY PROPERTIES CORP.
                                GEM HOMES, INC.
                                GRAND MANOR, INC.
                                HEARTLAND HOMES, INC.
                                HOMEPRIDE FINANCE CORP.
                                HOMES AMERICA FINANCE, INC.
                                HOMES AMERICA, INC.
                                HOMES AMERICA OF ARIZONA, INC.
                                HOMES AMERICA OF CALIFORNIA, INC.
                                HOMES AMERICA OF OKLAHOMA, INC.
                                HOMES AMERICA OF PHOENIX, LLC
                                HOMES AMERICA OF UTAH, INC.
                                HOMES AMERICA OF WYOMING, INC.
                                HOMES OF LEGEND, INC.
                                HOMES OF MERIT, INC.
                                I.D.A., INC.
                                IMPERIAL HOUSING, INC.
                                INVESTMENT HOUSING, INC.
                                ISEMAN CORP.
                                JASPER MOBILE HOMES, INC.
                                LAKE COUNTRY LIVING, INC.
                                LAMPLIGHTER HOMES, INC.
                                LAMPLIGHTER HOMES (OREGON), INC.



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                                   M&J SOUTHWEST DEVELOPMENT CORP.
                                   MANUFACTURED HOUSING OF LOUISIANA,
                                    INC.
                                   MOBILE FACTORY OUTLET, INC.
                                   MODULINE INTERNATIONAL, INC.
                                   NORTHSTAR CORPORATION
                                   PHILADELPHIA HOUSING CENTER, INC.
                                   PRAIRIE RIDGE, INC.
                                   PREMIER HOUSING, INC.
                                   REDMAN BUSINESS TRUST
                                   REDMAN HOMES, INC.
                                   REDMAN HOMES MANAGEMENT COMPANY,
                                    INC.
                                   REDMAN INDUSTRIES, INC.
                                   REDMAN INVESTMENT, INC.
                                   REDMAN MANAGEMENT SERVICES BUSINESS TRUST
                                   REDMAN RETAIL, INC.
                                   REGENCY SUPPLY COMPANY, INC.
                                   SAN JOSE ADVANTAGE HOMES, INC.
                                   SERVICE CONTRACT CORPORATION
                                   SOUTHERN SHOWCASE FINANCE, INC.
                                   SOUTHERN SHOWCASE HOUSING, INC.
                                   STAR FLEET, INC.
                                   THE OKAHUMPKA CORPORATION
                                   THOMAS HOMES OF AUSTIN, INC.
                                   THOMAS HOMES OF BUDA, INC.
                                   THOMAS HOMES OF TEXAS, INC.
                                   TOM TERRY ENTERPRISES, INC.
                                   TRADING POST MOBILE HOMES, INC.
                                   U.S.A. MOBILE HOMES, INC.
                                   VICTORY INVESTMENT COMPANY
                                   VIDOR MOBILE HOME CENTER, INC.
                                   WESTERN HOMES CORPORATION
                                   WHITWORTH MANAGEMENT, INC.
                                   WRIGHT'S MOBILE HOMES, INC.

                                   NEW SUBSIDIARY GUARANTORS:

                                   GENESIS HOME CENTERS, LIMITED
                                    PARTNERSHIP
                                   CHAMPION GP, INC.



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                                         THE UNDERSIGNED, IN THE CAPACITIES
                                         INDICATED, IS THE AUTHORIZED
                                         SIGNATORY FOR THE EXISTING
                                         SUBSIDIARY GUARANTORS AND THE NEW
                                         SUBSIDIARY GUARANTORS,


                                         By:      /s/  John J. Collins, Jr.
                                             -------------------------------
                                                  John J. Collins, Jr., as
                                                  Secretary of Homes America of
                                                  Arizona, Inc., Member of
                                                  Homes America of Phoenix, LLC


                                         By:      /s/  John J. Collins, Jr.
                                             -------------------------------
                                                  John J. Collins, Jr., as
                                                  Secretary of Champion GP,
                                                  Inc., General Partner of
                                                  Genesis Home Centers,
                                                  Limited Partnership


                                         By:      /s/  John J. Collins, Jr.
                                             -------------------------------
                                                  John J. Collins, Jr., as
                                                  Secretary of each of the
                                                  Remaining Existing Subsidiary
                                                  Guarantors and New Subsidiary
                                                  Guarantors



                                         BANK ONE TRUST COMPANY, NA, as
                                         Trustee,


                                         By:      /s/  Sandra L. Caruba
                                             -------------------------------
                                                  Name:  Sandra L. Caruba
                                                  Title:  Vice President





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